                                                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 22, 2002, in the Registration Statement on Form S-4 and the related Prospectus of Block Communications, Inc. for the offering of up to $175,000,000 of 9 1/4% Senior Subordinated Notes due 2009.


/s/ Ernst & Young LLP

July 15, 2002
Toledo, Ohio